UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENZON PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 16, 2012

To our stockholders:

The 2012 annual meeting of stockholders (the “2012 Annual Meeting”) of Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 on Wednesday, May 16, 2012 at 11:00 a.m., local time, for the following purposes:

1.	to elect seven (7) directors for one-year terms until the 2013 annual meeting of stockholders (Proposal No. 1);

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2);

3.	to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal No. 3); and

4.	to transact such other matters as may properly come before the 2012 Annual Meeting or any adjournment or postponement thereof.

Only holders of record of the Company’s common stock as of the close of business on March 30, 2012, the record date, are entitled to notice of and to vote at the 2012 Annual Meeting.

We hope that as many stockholders as possible will personally attend the 2012 Annual Meeting. Whether or not you plan to attend the 2012 Annual Meeting, your vote is important. To assure your representation at the meeting, please vote by signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or by submitting voting instructions via the Internet at www.cstproxyvote.com. Sending in your proxy or submitting voting instructions via the Internet will not prevent you from voting in person at the 2012 Annual Meeting. If you vote in person by ballot at the 2012 Annual Meeting, that vote will revoke any prior proxy or voting instructions that you have submitted.

By Order of the Board of Directors,
Andrew Rackear Corporate Secretary

Piscataway, New Jersey
April 6, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2012.

Our Proxy Statement and 2011 Annual Report to Stockholders are available online at:
http://www.cstproxy.com/enzon/2012

20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

PROXY STATEMENT

Enzon Pharmaceuticals, Inc. is furnishing this Proxy Statement and the enclosed proxy card to stockholders of record of the Company as of the close of business on March 30, 2012 in connection with the Company’s solicitation of proxies for use at the annual meeting of stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 on Wednesday, May 16, 2012 at 11:00 a.m., local time.

References in this proxy statement to the “Company,” “our company,” “we,” “us,” “our” and similar terms mean Enzon Pharmaceuticals, Inc.

The accompanying proxy is solicited by the Board of Directors of the Company (the “Board of Directors” or the “Board”) and is revocable by the stockholder any time before it is voted.

We have elected to take advantage of the Securities and Exchange Commission’s “notice and access” rule that allows us to furnish proxy materials to stockholders online. We believe that electronic delivery will expedite the receipt of proxy materials, while significantly lowering costs and reducing the environmental impact of printing and mailing full sets of proxy materials. As a result, on or about April 6, 2012, we mailed to our stockholders of record at the close of business on March 30, 2012 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials online and how to request paper copies of our proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the materials unless you specifically request one. If your shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), are held in the Enzon Pharmaceuticals Savings and Investment Plan, you will receive a printed set of proxy materials and the enclosed proxy will serve as a voting instruction card for the trustee of the Enzon Pharmaceuticals Savings and Investment Plan, Bank of America, N.A, who will vote all shares of Common Stock allocated to your plan account in accordance with your instructions.

Enzon’s principal executive offices are located at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (732) 980-4500.

Who May Vote

Only holders of Common Stock outstanding as of the close of business on March 30, 2012 (the “Record Date”) are entitled to receive notice of, and to vote at, the 2012 Annual Meeting. As of the Record Date, there were 48,283,577 shares of Common Stock outstanding and entitled to vote at the 2012 Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the 2012 Annual Meeting. There are no cumulative voting rights.

Voting Requirements

One-third of the shares of Common Stock entitled to vote at the 2012 Annual Meeting present in person or by proxy constitutes a quorum for action at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The vote requirement for each matter is:

•

Proposal No. 1 (Election of Directors)—A nominee will be elected as a director if he receives a majority of the votes cast at the 2012 Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•

Proposal No. 2 (Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012)—The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the favorable vote of a majority of the shares of Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. The ratification of the appointment of KPMG LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

•

Proposal No. 3 (Approval, on an advisory basis, of the compensation of the Company’s named executive officers)—The approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as described in this Proxy Statement requires the favorable vote of a majority of the shares of Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board of Directors’ Voting Recommendations

The Board of Directors recommends that you vote your shares “FOR” each of the Board’s seven nominees that are standing for election to the Board of Directors (Proposal No. 1), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2) and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

How to Vote

If you are a stockholder of record as of the Record Date, you may vote (i) in person by ballot at the 2012 Annual Meeting, (ii) by submitting voting instructions via the Internet at www.cstproxyvote.com or (iii) by signing and dating the enclosed proxy card and returning it in the enclosed postage- paid envelope. Instructions for Internet voting are provided in the Notice of Internet Availability of Proxy Materials and the printed proxy card. If you hold your shares of Common Stock in a stock brokerage account or through a bank or other nominee, you must follow the voting procedures provided by your broker, bank, trustee or other nominee included with your proxy materials.

Giving us your proxy means you authorize the Board’s designated proxy holders (who are identified on the enclosed proxy card) to vote your shares at the 2012 Annual Meeting in the manner that you have indicated and in their discretion on such other matters as may properly come before the 2012 Annual Meeting. If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the Board’s seven nominees that are standing for election to the Board of Directors (Proposal No. 1), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2) and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

If your shares of Common Stock are held in the Enzon Pharmaceuticals Savings and Investment Plan, you will receive a printed set of proxy materials and the enclosed proxy will serve as a voting instruction card for the trustee of the Enzon Pharmaceuticals Savings and Investment Plan, Bank of America, N.A, who will vote all shares of Common Stock allocated to your plan account in accordance with your instructions. If the voting instruction card is returned without choices marked, and if not otherwise directed, the shares of Common Stock in your plan account that are represented by the voting instruction card will be voted “FOR” each of the Board’s seven nominees that are standing for election to the Board of Directors (Proposal No. 1), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2) and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

If You Plan to Attend the 2012 Annual Meeting

Attendance at the 2012 Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the 2012 Annual Meeting. You may contact our Investor Relations Department by calling (732) 980-4500 or through an e-mail request to investor@enzon.com for directions to the 2012 Annual Meeting.

If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the 2012 Annual Meeting. If you hold your shares of Common Stock in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the 2012 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the 2012 Annual Meeting.

Revoking a Proxy

You may revoke your proxy or voting instructions by (i) submitting new voting instructions via the Internet at www.cstproxyvote.com, (ii) submitting a new proxy with a later date or (iii) notifying our Corporate Secretary before the 2012 Annual Meeting by mail at the address shown on page 1. If you attend the 2012 Annual Meeting in person and vote by ballot, any previously submitted proxy or voting instructions will be revoked.

How We Solicit Proxies

We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Common Stock. We have engaged the services of D.F. King & Co., Inc. to assist us in the solicitation of proxies for an anticipated fee of $12,500 plus expenses.

If You Receive More Than One Proxy Card

If you hold your shares of Common Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of Common Stock.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election. The Governance and Nominating Committee has recommended to the Board, and the Board also recommends, that the stockholders elect all of the Board’s director nominees at this year’s Annual Meeting to serve until the 2012 Annual Meeting. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the 2012 Annual Meeting. The nominees for election to the office of director and certain information with respect to their backgrounds are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. In the event that any nominee named herein is unable or unwilling to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected.

The Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) provide for majority voting for election of directors in uncontested elections. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the director exceed the votes cast against the director, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of these majority voting principles. Pursuant to this policy, each of the Board’s nominees has agreed to submit an irrevocable resignation from the Board which will become effective in accordance with such policy in the event the nominee fails to receive the required vote for his re-election at the Annual Meeting. Each of the Board’s nominees has agreed to submit a similar irrevocable resignation with respect to the 2012 Annual Meeting of Stockholders in the event the nominee is re-elected to the Board at the Annual Meeting.

Director Nominees

The Board has nominated and recommends that the stockholders elect Alexander J. Denner, Richard C. Mulligan, Thomas F. Deuel, George W. Hebard III, Robert LeBuhn, Robert C. Salisbury and Richard A. Young for one-year terms. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the 2012 Annual Meeting.

The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below. It is the intention of the Board’s designated proxy holders (who are identified on the enclosed proxy card), unless otherwise instructed, to vote to elect Messrs. Hebard, LeBuhn and Salisbury, Drs. Denner, Deuel and Young, and Professor Mulligan.

In the event that any of the Board’s nominees is unable or unwilling to serve as a director, discretionary authority is reserved to the Board of Directors to select a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected. Each nominee for director has consented to being named in this Proxy Statement and to serving as a director if elected.

The name, age and year in which the current term expires of each nominee for election to the Board of Directors is set forth below.

Name	Age	Director Since	Position with the Company	Term Expires on the Annual Meeting Held in the Year
Nominees:
Alexander J. Denner	42	2009	Chairman of the Board	2012
Richard C. Mulligan	57	2009	Vice-Chairman of the Board	2012
Thomas F. Deuel	77	2010	Director	2012
George W. Hebard III	38	2012	Director	2012
Robert LeBuhn	79	1994	Director	2012
Robert C. Salisbury	68	2005	Director	2012
Richard A. Young	58	2010	Director	2012

BUSINESS EXPERIENCE OF DIRECTORS

Director Nominees

Alexander J. Denner, Ph.D. has served as a director since May 2009 and Chairman of the Company’s Board of Directors since July 2009. Dr. Denner served as Managing Director of entities affiliated with Carl C. Icahn, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III, all of which are private investment funds. Dr. Denner served in this position from August 2006 to December 2011. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously Dr. Denner served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner was the Chairman of the Executive Committee of ImClone Systems Incorporated, a publicly-traded biopharmaceutical company, and served as a director from 2006 until ImClone was purchased in 2008. He served as a director of Adventrx Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2006 to 2009. In addition, Dr. Denner has served as a director of Biogen Idec Inc., a publicly-traded biopharmaceutical company, since 2009 and Amylin Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, since 2009. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

Dr. Denner brings to the Board extensive experience gained from his background serving on the boards of several biotechnology and pharmaceutical companies. Moreover, Dr. Denner’s experience with private investment funds and as a portfolio manager of healthcare and biotechnology investments brings to the Board valuable and unique insights.

Richard C. Mulligan, Ph.D. has served as a director since May 2009 and Vice-Chairman of the Company’s Board of Directors since March 2011. Professor Mulligan has been the Mallinckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative since 1996. Professor Mulligan received his B.S. degree from the Massachusetts Institute of Technology, and his Ph.D. from the Department of Biochemistry at Stanford University School of Medicine. After receiving postdoctoral training at the Center for Cancer Research at MIT, Professor Mulligan joined the MIT faculty and subsequently was appointed Professor of Molecular Biology and Member of the Whitehead Institute for Biomedical Research before moving to Children’s Hospital and Harvard in 1996. His honors include the MacArthur Foundation Prize, the Rhodes Memorial Award of the American Association for Cancer Research, the ASMB-Amgen Award, and the Nagai Foundation International Prize. Professor Mulligan has been associated with a number of biotechnology companies, including DuPont (as Consultant), Genetics Institute (as Consultant), AMGEN (as Consultant), Somatix Therapy Corporation (as founder, member of the Scientific Advisory Board and Board of Directors, and Chief Scientific Officer), Cell Genesys, Inc. (as member of the Scientific Advisory Board), ImClone Systems Incorporated, a publicly-traded biopharmaceutical company (as member of Scientific Advisory Board, Board of Directors and Executive Committee from 2006 until it was purchased in 2008), Cellectis SA, a publicly-traded genome engineering company (as member of Board of Directors from 2007 through 2011), Biogen

Idec Inc., a publicly-traded biotechnology company (as member of the Board of Directors since 2009) and Kadmon Pharmaceuticals (as Vice-Chairman of the Board of Directors and executive team since November 2010). He has also served on the National Institutes of Health’s Recombinant DNA Advisory Committee and on the U.S. Food and Drug Administration Biological Response Modifiers Advisory Committee.

A Professor of Genetics at Harvard Medical School for almost 15 years, Professor Mulligan’s deep knowledge in the genetics field provides the Board with an important understanding of the scientific issues that pharmaceutical companies face. His involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and with key access to other scholars and researchers in the field.

Thomas F. Deuel, M.D. has served as a director of the Company since April 2010. Dr. Deuel is currently a Professor of Molecular and Experimental Medicine and Cell Biology, Director of the Division of Molecular Oncology, Department of Molecular and Experimental Medicine, and Director of the Vascular Biology Affinity Group at The Scripps Research Institute and has served in such positions since February 2002. In addition, since 1998, Dr. Deuel has served as a Professor of Medicine at Harvard Medical School, where he is currently a Professor Emeritus. From 1996 to 2002, Dr. Deuel served as a Director, Division of Growth Regulation at Beth Israel Hospital, Boston, Massachusetts and, prior to that, was a Professor of Medicine and Biochemistry and the head of Oncology Services at the Washington University School of Medicine, St. Louis, Missouri. Dr. Deuel is a member of the Institute of Medicine at the National Academy of Sciences. Dr. Deuel is also President of the Edward R. Mallinckrodt Foundation, St. Louis, Missouri. He has served on various editorial boards, including the Journal of Clinical Investigation and Blood, and currently is on the Editorial Board of Current Opinion in Hematology and Section Editor for Vascular Biology. Dr. Deuel has served and continues to serve on numerous scientific advisory boards for various companies, including the scientific advisory board of ImClone Systems Incorporated, a publicly-traded biopharmaceutical company, during the existence of such board (from 1988 to 2001). From July 2007 to November 2008, Dr. Deuel served on ImClone’s board of directors. Dr. Deuel has earned many professional honors and awards and holds an M.D. from Columbia University and an A.B. from Princeton University.

Dr. Deuel, a professor at both The Scripps Research Institute and Harvard Medical School, brings to the Board many years of experience with scientific and medical research, particularly in the areas of molecular medicine and oncology. A noted researcher, Dr. Deuel’s involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and key access to other scholars and researchers in the field.

George W. Hebard III was appointed as a director on February 27, 2012. Since September 2011, Mr. Hebard has been a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. He provides investment management expertise on equity and debt investments across a range of industries. Prior to joining Mr. Icahn, from 2005 to 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as Managing Director at Ranger Partners from 2002 to 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp., from 1998 to 2002. Mr. Hebard has an MBA from INSEAD and an A.B. in Economics from Princeton University.

Mr. Hebard brings to the Board 15 years of experience working in finance and investment management, including a strong record as a financial sophisticated investor and a broad understanding of the operational, financial and strategic issues facing public and private companies.

Robert LeBuhn has served as a director of the Company since August 1994. Mr. LeBuhn is a private investor and has served on a number of corporate and non-profit boards. Mr. LeBuhn has been a Trustee of the Geraldine R. Dodge Foundation since 1980. The Foundation is one of the largest supporters of the arts in the state of New Jersey while also funding other areas of special interest to Mrs. Dodge: public issues, secondary education and animal welfare. He serves on the Investment Committee of the Board of the New Jersey Performing Arts Center. In 2011, Mr. LeBuhn became a trustee of the New Jersey Symphony Orchestra. Mr. LeBuhn is an investment advisor to the Sidney E. Frank Foundation. Mr. LeBuhn was Chairman (1992-1994) and President (1984-1992) of Investor International (U.S.), Inc. New York, a subsidiary of Investor AB of Stockholm, Sweden. Investor AB is part of the Wallenberg Group of Swedish companies, the most notable of which are: ABB, ASTRA-ZENECA, Atlas-Copco, Scania, Electrolux and L. M. Ericsson. Mr. LeBuhn began his investment career at Cyrus J. Lawrence & Sons, in New York in 1957 and served with the Rothschild Inc. group (formerly New Court Securities Inc.) from 1981-1984. He also was an investment advisor to the Sid W. Richardson/Perry R. Bass interests of Fort Worth from 1962-1972. Mr. LeBuhn also served on the Board of US Airways, Inc. and its predecessor airlines for over 37 years, retiring in 2002. Mr. LeBuhn is a director of Fiberforge, a developer of lightweight advanced composite parts.

Mr. LeBuhn’s extensive experience as an investor has provided him with a valuable knowledge of the complex financial issues faced by entities such as the Company. Appointed to the Company’s Board of Directors in 1994, Mr. LeBuhn is also the longest-serving Company director, which enables him to provide a deep institutional knowledge of the Company.

Robert C. Salisbury has served as a director of the Company since May 2005. In 1998, Mr. Salisbury retired from Pharmacia & Upjohn, Inc., where he had most recently served as Executive Vice President and Chief Financial Officer. Previously, Mr. Salisbury served as Executive Vice President, Finance and Chief Financial Officer at The Upjohn Company. Mr. Salisbury first joined The Upjohn Company in 1974 and over a career of more than 20 years, he served in various management posts in finance and strategic planning. Mr. Salisbury also serves as a director of Asterand plc, a publicly- traded supplier of human tissue and human tissue-based research services. From 1998 to 2007, Mr. Salisbury was a director of Viragen, Inc., a publicly-traded biopharmaceutical company.

Mr. Salisbury brings wide-ranging experience to the Board, including 20 years of corporate service with two pharmaceutical companies. From this experience, Mr. Salisbury developed an array of skills, specifically in the areas of strategic and financial planning, which he draws upon in his roles as a member of the Company’s Board of Directors and as an audit committee financial expert on the Board’s Finance and Audit Committee.

Richard A. Young, Ph.D. has served as a director of the Company since April 2010. Dr. Young is a member of the Whitehead Institute and a Professor of Biology at the Massachusetts Institute of Technology. Dr. Young has been a member of the Whitehead Institute since 1984. In 2006, Scientific American recognized Dr. Young as one of the top 50 leaders in science, technology and business. His other awards include a Burroughs Wellcome Scholarship, the Chiron Corporation Biotechnology Research Award and Yale’s Wilbur Cross Medal. Dr. Young has served as an advisor to Science magazine, the National Institutes of Health and the World Health Organization and received his Ph.D. from Yale University in 1975.

Dr. Young, whose research focuses on the regulatory circuitry that controls gene expression programs in cells, brings to the Board valuable knowledge in disease mechanisms and the development of new diagnostics and therapeutics. His involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and with key access to other scholars and researchers in the field.

There are no family relationships among any of the Company’s directors or executive officers.

Recommendation

The Board of Directors recommends a vote FOR each of the nominees named above (Proposal No. 1 on the proxy card).

DIRECTORS’ NOMINATION

Process for Identifying and Evaluating Nominees. The Charter of the Governance and Nominating Committee specifies the process for nominating persons for election to the Board. The Committee will solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources and decide whether the assistance of a search firm is needed, and if so, choose the firm. After a review of board candidates and after considering the advice of the Chairman of the Board, the committee will designate which candidates, if any, are to be interviewed. Candidates will be interviewed by the chairman of the Governance and Nominating Committee, the Chairman of the Board and the Principal Executive Officer and may be interviewed by our other directors. After the interviews are completed, the committee will recommend to the Board which individuals it approves as nominees for membership on the Board. Current directors standing for re-election are not required to participate in an interview process.

Criteria for Board Membership. The Charter of the Governance and Nominating Committee does not set forth the specific criteria for identifying and recommending new candidates to serve as directors; however, candidates may be interviewed by the Governance and Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:

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experience as a director of another publicly-traded corporation, experience in industries or with technologies relevant to our company, accounting or financial reporting experience, or such other professional experience that the Governance and Nominating Committee determines qualifies an individual for Board service;

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candidates’ business judgment and temperament, ethical standards, view of the relative responsibilities of a director and management, independent thinking, articulate communication and intelligence; and

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any other factors as the Governance and Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Although the Governance and Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills and professional experience as factors in evaluating candidates for the Board.

Stockholder Nominees. The Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Governance and Nominating Committee, c/o the Secretary of the Company, and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and our Second Amended and Restated-Bylaws; (ii) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such stockholders; (iii) appropriate biographical information and a statement as to the qualification of the nominee and (iv) a statement whether the nominee, if elected, intends to tender an irrevocable resignation effective upon such person’s failure to receive the required vote, as will be provided by candidates nominated by the Board, in accordance with the Board’s resignation policy described below. Our Second Amended and Restated By-Laws require that this information should be submitted not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The manner in which the committee evaluates potential directors will be the same for candidates recommended by the stockholders as for candidates recommended by others.

Majority Voting for Directors and Board Resignation Policy. In March 2011, the Board approved and adopted the Second Amended and Restated By-Laws to implement majority voting for election of directors in uncontested elections. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the director exceed the votes cast against the director, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of the majority voting principles reflected in the Second Amended and Restated By-Laws. Under this policy, in uncontested elections, a director nominee who does not receive the required votes for election or re-election is expected to tender his or her resignation to the Board. In addition, the Board will only nominate for election or re-election candidates who agree to tender resignations if they fail to receive the required votes. The resignation tendered by a nominee will be effective automatically on the 60th day following the annual meeting at which the nominee failed to receive the required vote, unless the Board decides to suspend the resignation for so long as the Board determines that such resignation would cause the Board or committees thereof to fail to comply with Enzon’s bylaws, the Delaware General Corporation Law, the listing requirements of The Nasdaq Stock Market LLC or any regulation promulgated by the Securities and Exchange Commission. Enzon will publicly disclose the Board’s determination regarding suspension of the tendered resignation and the rationale behind the decision.

DIRECTORS’ COMPENSATION

2011 Outside Director Compensation Plan

In January 2011, the Governance and Nominating Committee reviewed director compensation in view of changes in the size and direction of our company and trends in director compensation at peer group companies. The Governance and Nominating Committee recommended changes that would place a greater emphasis on retainer fees and provide a larger percentage of the retainer in full-value equity awards rather than stock options.

In March 2011, the Board adopted a new compensation plan for non-employee directors, effective April 1, 2011. Under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual grant of stock options on the first trading day of the calendar year with a Black- Scholes value of $25,000 and an exercise price equal to the closing price of our Common Stock on the date of grant (the “Annual Option Grant”) and an annual grant of restricted stock units settled in shares of Common Stock on the first trading day after June 30 of each calendar year with a value of $75,000 (the “Annual Restricted Stock Grant”). These grants are made under the 2011 Stock Option and Incentive Plan. The Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in the Annual Restricted Stock Grant will be equal to $75,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by the Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to our Board, such newly elected director will receive a grant of stock options with a Black-Scholes value of $25,000 (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units settled in shares of Common Stock with a value of $100,000 (the number of shares covered by such grant being equal to $100,000 divided by the closing price of our Common Stock on the date of grant) (the “Welcome Grant”). The options and restricted stock units included in the Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. Furthermore, for the Chairperson of our Board, if such Chairperson is not an employee of our company, the value of the options and restricted stock units covered by the Annual Option Grant, Annual Restricted Stock Grant and Welcome Grant are twice the amounts mentioned above.

In addition, under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $50,000. Non-employee directors also receive an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee and $8,000 for service as chair of any other committee. Non-employee directors receive an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee, an annual cash retainer of $4,000 for each other committee on which they serve but do not chair and $1,000 for each committee meeting attended.

Directors who are employees of our company do not receive compensation for their service on our Board of Directors.

Total Director Compensation

A summary of compensation paid to each of our directors during fiscal year ended December 31, 2011 is set forth below.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Alexander J. Denner	78,563	150,002	150,002	378,568
Rolf A. Classon(4)	30,750	—	75,003	105,753
Thomas F. Deuel	85,859	75,001	75,003	235,863
George W. Hebard III(5)	—	—	—	—
Robert LeBuhn.	80,893	75,001	75,003	230,897
Harold J. Levy(6)	—	—	—	—
Richard C. Mulligan	75,750	131,257	75,003	282,010
Robert C. Salisbury	80,750	75,001	75,003	230,754
Richard A. Young	86,319	75,001	75,003	236,324

(1)

Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Assumptions used in the calculations are included in our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10- K for the fiscal year ended December 31, 2011.

(2)

As of December 31, 2011, each of the individuals listed in this table held the following aggregate number of outstanding unvested shares of restricted Common Stock and restricted stock units: Dr. Denner: 14764, Mr. Classon: 0, Dr. Deuel: 7,382, Mr. Hebard 0, Mr. LeBuhn: 7,382, Mr. Levy: 0, Professor Mulligan: 12,919, Mr. Salisbury: 7,382 and Dr. Young: 7,382.

(3)

As of December 31, 2011, each of the individuals listed in this table held the following number of outstanding options: Dr. Denner: 33,991, Mr. Classon: 16,996, Dr. Deuel: 16,996, Mr. Hebard 0, Mr. LeBuhn: 16,996, Mr. Levy: 0, Professor Mulligan: 16,996, Mr. Salisbury: 16,996 and Dr. Young: 16,996.

(4)	Mr. Classon did not stand for re-election to the Board at our 2011 annual stockholders’ meeting and his service on the Board ended in May 2011.

(5)

Mr. Hebard joined the Board in February 2012. In accordance with our 2011 Outside Director Compensation Plan, upon his election to the Board, Mr. Hebard received a “welcome grant” consisting of (i) a grant of stock options with a Black-Scholes value of $25,000 (the exercise price of which is equal to the closing price of our common stock on the date of grant) and (ii) a grant of restricted stock units settled in shares of our common stock with a value of $100,000 (the number of shares covered by such grant being equal to $100,000 divided by the closing price of our common stock on the date of grant).

(6)	Mr. Levy resigned from the Board in August 2011. Mr. Levy had previously waived all cash and equity compensation to which he was entitled during his service on the Board.

Directors’ Stock Ownership Program

The directors’ stock ownership program requires each of the outside directors to own and maintain shares of our Common Stock with a market value of five times their annual cash board retainer within five years after the director first joins the Board. Currently, the minimum market value requirement is $250,000, representing five times the $50,000 annual cash board retainer. The determination of whether the shares owned by a director meet the current $250,000 minimum market value requirement will be based on the higher of the highest average trading price of our Common Stock over any consecutive twenty trading days (after the director acquires the applicable shares), or the price paid for the Common Stock by the director. For the purposes of these guidelines the following will be counted in determining stock ownership: (i) shares purchased on the open market, (ii) shares owned jointly with or separately by spouse and/or children, (iii) shares obtained through stock option exercise, (iv) restricted stock or restricted stock units and (v) vested and “in the money” unexercised options, provided that the shares underlying such options may not exceed 50% of the requirement total. The Board may waive this requirement under certain circumstances.

CORPORATE GOVERNANCE

Director Independence

All directors meet the listing standards of The NASDAQ Stock Market (“NASDAQ”) for independence. The independent directors of the Board hold at least two executive sessions each year at which only the independent directors are present. In 2011, the independent directors held five executive sessions. Dr. Denner presided at these executive sessions.

Meetings and Attendance

The Board of Directors held 10 meetings during fiscal year 2011. Each director attended at least 75% of the total number of meetings held during fiscal year 2011 by the Board of Directors and committees of the Board of Directors of which such director was a member.

Enzon does not have a policy requiring the directors to attend annual stockholders’ meetings. However, all of our directors in office at the time of our 2011 annual stockholders’ meeting attended that meeting. It is expected that all of our directors who are nominated for re-election to the Board will attend the 2012 Annual Meeting.

Board Leadership Structure

Dr. Denner became Chairman of the Board in July 2009 and Professor Mulligan became Vice-Chairman of the Board in March 2011. Maintaining separation of the Chairman and Vice-Chairman positions from the Principal Executive Officer position allows the Principal Executive Officer to focus on setting the strategic direction of our company and the day-to-day leadership and performance of our company, while the Chairman and Vice-Chairman lead the Board in its role of providing advice to, and overseeing the performance of, the Principal Executive Officer. The Board believes that while there is no single best organizational model that is the most effective in all circumstances, the stockholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for our company at a given time. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that our company faces and are in the best position to evaluate the needs of our company and how to best organize the capabilities of the directors and management to meet those needs. Currently, the Board believes that an independent Chairman and Vice-Chairman best serves our company’s needs.

Communications with Directors

Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Enzon at Enzon’s address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for a specific non-employee director or a particular committee of the Board. If no director is specified, the communication will be forwarded to the entire Board.

Standing Committees of the Board of Directors

The Board of Directors currently has the following standing committees: Finance and Audit Committee, Compensation Committee, Governance and Nominating Committee and Executive Committee.

Finance and Audit Committee. The Finance and Audit Committee currently consists of Mr. Salisbury (Chairman), Mr. LeBuhn and Dr. Young. The Finance and Audit Committee is independent as defined by NASDAQ listing standards, and Messrs. Salisbury and Lebuhn each satisfy the definition of audit committee financial expert as determined by the Securities and Exchange Commission (the “SEC”). The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of our company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, our company’s compliance with legal and regulatory requirements, and the performance and independence of our company’s independent registered public accounting firm. The committee meets periodically with management to consider the adequacy of our company’s internal controls and the financial reporting process. It also discusses these matters with our company’s independent registered public accounting firm. The committee reviews our financial statements and discusses them with management and our company’s independent registered public accounting firm before those financial statements are filed with the SEC. The charter of the Finance and Audit Committee may be found on our website at www.enzon.com. The Finance and Audit Committee held five meetings during the fiscal year ended December 31, 2011.

Compensation Committee. The Compensation Committee currently consists of Mr. LeBuhn (Chairman), Dr. Deuel and Dr. Young. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The primary duties and responsibilities of the Compensation Committee are to oversee our overall compensation structure, policies and programs, and assess whether our compensation structure establishes appropriate incentives for management and employees, to administer our incentive-compensation and equity-based compensation plans, to review and approve corporate goals and objectives relevant to the compensation of our Principal Executive Officer and set the compensation of other executive officers based upon the recommendation of the Principal Executive Officer, and to review and recommend employment agreements and severance arrangements for senior officers, including change of control provisions, plans or agreements, among other things. The Compensation Committee may delegate any of the duties specified in its charter to a subcommittee of the Compensation Committee consisting of not less than two members of the committee.

During 2011, Mr. del Campo was our Chief Operating Officer and Principal Executive Officer until October 17, 2011 and, in such capacity, conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on compensation, including salary increases, bonuses and equity grants, based on his assessment of the individual’s performance as measured against that individual’s targeted performance goals. Upon Mr. del Campo’s departure on October 17, 2011, Ms. Stancic was promoted to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) and, in such capacity, conducted these performance reviews. The Compensation Committee reviewed these recommendations independently and approved, with any modifications it considered appropriate, the compensation.

The Compensation Committee has the authority to retain, at our expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including the sole authority to retain and terminate any compensation consultant and to approve the consultant’s fees and other retention terms. Prior to September 2011, the Compensation Committee retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to our executive compensation programs. In September 2011, the Compensation Committee retained Radford, an Aon Hewitt Consulting Company, to assist the Compensation Committee with these responsibilities. Neither Mercer nor its affiliates performed services unrelated to executive compensation that exceeded $120,000 in 2010.

The charter of the Compensation Committee may be found on our website at www.enzon.com. There were 11 meetings of the Compensation Committee during the fiscal year ended December 31, 2011.

Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Professor Mulligan (Chairman), Dr. Denner and Messrs. Salisbury and LeBuhn. Each member of the Governance and Nominating Committee is independent as defined by NASDAQ listing standards. The committee reviews and sets corporate governance policy and is responsible for making recommendations to the Board of Directors on organization and procedures, performance evaluation of the Board of Directors and individual directors, and nomination of directors. The Governance and Nominating Committee’s Charter may be found on our website at www.enzon.com. There were four meetings of the Governance and Nominating Committee during the fiscal year ended December 31, 2011.

The Board’s Role in Risk Oversight

Enzon, like other companies, faces a variety of risks, including strategic, operational, liquidity, credit, legal and regulatory risks. The Board oversees risk management primarily through the Finance and Audit Committee, which reviews Enzon’s policies regarding risk oversight and management. Risk oversight is a significant component in all major Board decisions and the evaluation of risk is an important element in the Board’s decision-making process. In addition, other Board committees review risks relating to their areas of oversight. For example, the Compensation Committee generally reviews risks relating to our compensation practices and policies and believes that the compensation package rewards strong performance without encouraging excessive risk-taking.

We review risk on an ongoing basis at all levels of the corporate organization. At least annually, management reviews its risk management activities with the Finance and Audit Committee, and the Chairman of the Finance and Audit Committee provides updates to the full Board. The Board believes that its current leadership structure is conducive to the risk oversight process.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Code of Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed on our website at www.enzon.com within four business days of such material change or waiver. A copy of our Code of Conduct is available on the Corporate Governance page of our website at www.enzon.com or upon request, without charge, by contacting our Investor Relations Department by calling (732) 980-4500 or through an e-mail request to investor@enzon.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee of our company during the last fiscal year, was formerly an officer of our company, or had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

During the last fiscal year, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below is certain information regarding our executive officers who do not serve on the Board of Directors.

Ana I. Stancic, age 54, has served as the Company’s Principal Executive Officer, Chief Operating Officer and Executive Vice President since October 2011 and has served as the Company’s Chief Financial Officer since June 2011. Prior to joining the Company in June 2011, Ms. Stancic served as senior vice president and chief financial officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. From 2008 to 2009, she served as chief financial officer of Aureon Biosciences, Inc., a private oncology diagnostic company. From 2007 to 2008, she was executive vice president and chief financial officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., which was acquired by Eli Lilly, Inc. At ImClone, she served in various financial roles, including senior vice president, finance. Prior to joining ImClone, she was vice president and controller at Savient Pharmaceuticals, Inc. She currently serves as a member of the Board of Directors of Champions Oncology, Inc., and K-V Pharmaceutical Company. Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business.

Aby Buchbinder, age 43, has served as the Company’s Vice President of Clinical Development since January 2006. Prior to joining the Company, he held several clinical-development positions at major pharmaceutical companies, including senior director at Johnson & Johnson PRD, global clinical director at Aventis, and associate director at Pharmacia Corporation. Prior to that, Dr. Buchbinder was head of the Stem Cell Transplantation Program at North Shore University Hospital in Manhasset, NY, where he was a practicing medical oncologist. He received his M.D. from McGill University.

Charles Conover, age 46, has served as the Company’s Senior Vice President of Research & Development, Program Management since January 2012. From January 1, 2011 to January 2012, Dr. Conover served as the Company’s Vice President of Program Management and Compliance. Prior to that, from 2007 to 2010, Dr. Conover served as the Company’s Vice President of Global Project and Alliance Management. He is a member of the Project Management Institute, the Drug Information Association, the American Association for Cancer Research, and the Controlled Release Society. He holds a Ph.D. in physiology and an M.B.A. in management of innovation and technology from Rutgers University.

Timothy G. Daly, age 40, has served as the Company’s Vice President, Controller and Chief Accounting Officer since December 2011. Prior to joining the Company, Mr. Daly served as Director, Finance of ImClone Systems, a wholly owned subsidiary of Eli Lilly and Company, during which he served in various operational finance roles. Mr. Daly holds a B.A.S. in Accounting from Rider University.

Andrew Rackear, age 58, has served as the Company’s General Counsel and Secretary since April 2010, and also as Chief Compliance Officer since September 2010. Since July 2011, Mr. Rackear has also served as head of Human Resources. Prior to joining Enzon, Mr. Rackear served as Senior Vice President and General Counsel for NPS Pharmaceuticals, and Vice President and General Counsel for Chugai Pharma USA and Amersham Biosciences Corp, where he also served as president of North American operations. Prior to that, Mr. Rackear engaged in litigation and commercial law practice at Marks & Murase (now Bingham McCutchen) and served as associate general counsel at Sharp Electronics Corp. Mr. Rackear holds a J.D. from New York University School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee determines all compensation paid or awarded to our executive officers. The following discussion describes the objectives of our compensation programs, including the philosophy and policies behind the programs, the elements of our compensation programs, and the impact of regulatory requirements on our compensation decisions and programs. The following discussion focuses on compensation relating to the following individuals, who were our named executive officers for fiscal year 2011 and whom we refer to as our named executive officers:

•

Ana I. Stancic, who was appointed as our Senior Vice President and Chief Financial Officer effective June 8, 2011 and later promoted to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) effective October 17, 2011;

•	Timothy G. Daly, who was appointed as our Vice President, Controller and Chief Accounting Officer effective December 19, 2011;

•	Andrew Rackear, our Vice President and General Counsel;

•	Aby Buchbinder, our Vice President, Clinical Development;

•	Lee Greenberger, our former Vice President, Research, who resigned effective February 10, 2012;

•	Ralph del Campo, our former Chief Operating Officer and Principal Executive Officer, whose employment concluded effective October 17, 2011;

•	Mark Ogden, our former Acting Vice President, Finance and Principal Financial Officer, who ceased serving in such capacity effective June 8, 2011; and

•	Paul S. Davit, our former Executive Vice President, Human Resources and Administration, whose employment concluded effective July 1, 2011.

Objectives of Our Compensation Program

Compensation Philosophy and Policies

The philosophy of our compensation programs is to enhance our performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The combination of base salary, annual incentives and long-term incentives that we provide to our executives is designed to be competitive with those of comparable companies and to align executive performance with the interests of our stockholders. The package is designed to align individual compensation with our short-term and long-term performance and is based on the following principles:

•	pay for the achievement of business and strategic objectives as well as individual strategic, management and development goals;

•	pay competitively, with compensation set at levels that will attract and retain key employees; and

•	align the compensation of executive officers with the interests of stockholders through equity.

The Compensation Committee focuses on our long-term strategic objectives and the need to retain unique talent to achieve those objectives. In addition to reviewing the competitive landscape of the biotechnology industry, the Compensation Committee carefully considers, through strategic analysis, our specific long term needs to grow stockholder value. Along those lines, the Compensation Committee continues to monitor its compensation philosophy and objectives and will make changes as appropriate to better position our company for the future.

Compensation Consultant; Compensation Peer Group

For 2011 compensation decisions, the Compensation Committee retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., as its outside compensation consultant to assist the Compensation Committee with determinations concerning compensation levels and mix for our executive officer group. Mercer analyzed data from a peer group of biotechnology industry companies and historically focused on companies with comparable revenues, therapeutic focus and business model, including a selected subset of companies that are included in the NASDAQ Biotechnology Index. This peer group is intended to represent a group of companies against which we believe we compete for talent and stockholder investment. The peer group is periodically reviewed and updated by the Compensation Committee. Additionally, Mercer reviewed and concurred with the selection of companies included in the peer group. The peer group used for 2011 compensation decisions consisted of the following 15 companies, which were the same companies that comprised the peer group used for 2010 compensation decisions:

Affymax, Inc.	ARIAD Pharmaceuticals, Inc.
ArQule, Inc.	Cell Therapeutics, Inc.
Curis, Inc.	CytoKinetics, Inc.
Exelixis, Inc.	Idera Pharmaceuticals, Inc.
ImmunoGen, Inc.	Infinity Pharmaceuticals, Inc.
Medivation, Inc.	Micromet, Inc.
NPS Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Synta Pharmaceuticals Corp.

For comparison purposes, our market capitalization generally ranked between the 50th and 75th percentile of companies comprising the peer group used for 2011 compensation decisions and the Compensation Committee generally set target compensation for our executive officers between the 50th and 75th percentiles of compensation paid to similarly situated executives of the companies comprising the peer group used for 2011 compensation decisions.

In September 2011, the Compensation Committee retained Radford, an Aon Hewitt Consulting Company, to replace Mercer as its outside compensation consultant to assist the Compensation Committee with determinations concerning compensation levels and mix for our executive officer group. Following the Compensation Committee’s engagement of Radford, Radford assessed the peer group used for 2011 compensation decisions and identified a new peer group focusing primarily on companies that operate in the biotechnology and pharmaceutical industries, are comparable in terms of stage of development, number of employees, market capitalization and potential for growth, especially in light of the sale of our specialty pharmaceutical business in January 2010. Based on Radford’s assessment, on November 1, 2011, the Compensation Committee modified the peer group used for compensation decisions going forward for our executive officers. The new peer group, which retains 10 of the companies comprising the peer group used for 2011 compensation decisions and includes 13 additional companies, consists of the following 23 companies:

Achillion Pharmaceuticals, Inc.	Ardea Biosciences, Inc.
ARIAD Pharmaceuticals, Inc.	ArQule, Inc.
Astex Pharmaceuticals, Inc.	AVEO Pharmaceuticals, Inc.
Cell Therapeutics, Inc.	Celldex Therapeutics, Inc.
Exelixis, Inc.	ImmunoGen, Inc.
Infinity Pharmaceuticals, Inc.	Inhibitex, Inc.
Keryx Biopharmaceuticals, Inc.	Maxygen, Inc.
Medivation, Inc.	Micromet, Inc.
NPS Pharmaceuticals, Inc.	Novavax, Inc.
Oncothyreon Inc.	Pharmacyclics, Inc.
Sangamo BioSciences, Inc.	Synta Pharmaceuticals Corp.
ZIOPHARM Oncology, Inc.

Based on this new peer group, the Compensation Committee has generally set 2012 target compensation for our executive officers closer to the 50th percentile of compensation paid to similarly situated executives of the companies comprising this new peer group. The Committee believes that setting 2012 target compensation closer to the 50th percentile provides competitive overall compensation targets to attract and retain experienced executive talent, drive their performance and reward the achievement of challenging goals.

Role of Stockholder Advisory Vote to Approve Compensation of Named Executive Officers

We provide our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers. At our 2011 annual stockholders’ meeting, over 97% of the votes cast on the proposal at that meeting voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation and did not substantially change its approach for fiscal year 2011. The Compensation Committee will continue to consider the outcome of these votes when making future compensation decisions for our named executive officers.

Components of the Compensation Package

The compensation package for each of our named executive officers as well as other officers who are members of our executive staff consists of four elements:

•	base salary;

•	annual performance-based incentive;

•	stock incentive programs; and

•	various other benefits.

In addition, our executive officers may have entered into employment agreements with us, and may be entitled to receive change of control and severance payments. More specific information on each of these elements follows.

There is no pre-established policy or target, except where specified in an employment agreement, for the allocation between either cash or non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee determines, and at its discretion, in consultation with Radford, the appropriate level and mix of incentive compensation.

The elements of the compensation package are determined and allocated with consideration of comparisons to the peer group. Each element of the compensation package and the allocation of such elements are proposed by management and reviewed and approved by the Compensation Committee, and, at the discretion of the Compensation Committee, in consultation with Mercer.

Base Salary

The Compensation Committee aims to set base salaries at levels that are competitive with those paid to senior executives at companies included in the peer group. The Compensation Committee believes that this will allow us to attract and retain the executive talent required to lead our company, since we compete with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with promotions. The peer group is considered in making salary determinations to align our pay practices with other companies in the biotechnology industry. Individual job performance is also considered in setting salaries. During 2011, Mr. del Campo was our Chief Operating Officer and Principal Executive Officer until October 17, 2011 and, in such capacity, conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of the individual’s performance, using the following criteria for evaluation: attainment of job accountabilities and functional goals, achievement of corporate objectives, individual performance, leadership qualities, strategic contribution and adoption of our corporate values. Upon Mr. del Campo’s departure on October 17, 2011, Ms. Stancic was promoted to Principal Executive Officer, Executive Vice

President and Chief Operating Officer (while continuing her role as Chief Financial Officer) and, in such capacity, conducted these performance reviews. The Compensation Committee reviewed these recommendations independently and approved the annual salary and salary increases, with any modifications it considered appropriate based on its own interaction with executive management and review of accomplishments. See the discussion in the Corporate Governance section above regarding the Compensation Committee for additional disclosure concerning our Principal Executive Officer’s role in compensation decisions.

Upon Ms. Stancic’s promotion to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) in October 2011, the Compensation Committee reviewed Ms. Stancic’s base salary and determined to increase her base salary from $330,000 to $482,000 in recognition of increased responsibilities resulting from her promotion and to more closely align her base salary with that of Mr. del Campo before his departure.

In November 2011, we hired Mr. Daly to serve as our Vice President, Controller and Chief Accounting Officer effective December 19, 2011. In connection with Mr. Daly’s hire, we entered into an offer letter with Mr. Daly providing for an annual base salary of $215,000. Mr. Daly did not begin receiving his base salary until 2012.

In December 2011, Ms. Stancic made recommendations to the Compensation Committee with respect to 2012 base salary increases for the other members of executive management. The Compensation Committee considered Ms. Stancic’s recommendations and approved a 3% increase in Mr. Rackear’s 2012 base salary from Mr. Rackear’s 2011 base salary. The Compensation Committee did not determine to increase 2012 base salaries for our other named executive officers.

The base salaries for our named executive officers, effective January 1, 2012, are as set forth below other than for Mr. del Campo (who ceased serving as our Chief Operating Officer and Principal Executive Officer effective October 17, 2011), Mr. Ogden (who ceased serving as our Acting Vice President, Finance and Principal Financial Officer effective June 8, 2011) and Mr. Davit (who ceased serving as our Executive Vice President, Human Resources & Administration effective July 1, 2011). The titles for each named executive officer are as of January 1, 2012.

Name and Title of Executive Officer	2011 Base Salary	Salary Increase (%)	Base Salary Effective January 1, 2012
Ana I. Stancic, Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer	(1)	(1)	$482,000
Timothy G. Daly, Vice President, Controller and Chief Accounting Officer	(2)	(2)	$215,000
Andrew Rackear, Vice President and General Counsel	$329,600	3%	$339,500
Aby Buchbinder, Vice President, Clinical Development	$350,181	0%	$350,181
Lee Greenberger, Former Vice President, Research(3)	$274,327	0%	$274,327

(1)

Upon Ms. Stancic’s appointment as our Senior Vice President and Chief Financial Officer in June 2011, her base salary started at $330,000. Upon Ms. Stancic’s promotion to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) in October 2011, her base salary was increased to $482,000.

(2)	Mr. Daly did not begin receiving a base salary until 2012.

(3)	Dr. Greenberger resigned as our Vice President, Research effective February 10, 2012.

Annual Performance-Based Incentive Compensation

We maintain an incentive program that provides an opportunity for officers and employees to earn a cash incentive based upon corporate performance and their individual performance. The incentive potential is stated as a percentage of the officer’s or employee’s base salary and varies by position, and for those officers with employment agreements will be at least equal to the percentage required by such employment agreements. Corporate goals are discussed and agreed to by the Board of Directors prior to the beginning of a new fiscal year. Individual goals for our named executive officers and employees are established in alignment with these overall corporate goals. In addition, our named executive officers have specific functional goals set at the start of the fiscal year that are based on business criteria. Actual incentives are calculated at the end of the fiscal year based on goal performance and overall corporate performance.

All executive management had the same corporate goals during fiscal year 2011. In 2011, these corporate goals were generally achieved. These achievements included the development and ongoing implementation of an effective investor relations/public relations plan; the establishment of a culture of inclusion and effective decision making; the consolidation of our company into the Piscataway site; continuously striving for 100% compliance with policies, regulations and code of conduct; effective management of the approved budget; reaching PEG-SN38 key milestones including mCRC and mBC last patient in; reaching the AR key milestone through the completion of 3rd dose cohort; reaching HER3 key milestones including activity in Tyrosine Kinase Inhibitor or HER2 resistant models and HER3 activation signature; and presenting PEG-SN38 Phase II and mBC data at a major oncology meeting. The only corporate goal for 2011 that was not achieved was that of establishing a partner to further develop and commercialize PEG-SN38 and an LNA target.

Individual goals and weightings for each participant varied, depending on the participant’s position and areas of responsibility and the participant’s effect on our corporate performance. As with base salary, the evaluation considered the individual’s performance using the following criteria for evaluation: attainment of job accountabilities and functional goals, achievement of corporate objectives, individual performance, leadership qualities, strategic contribution and adoption of our corporate values. Targets were developed with the expectation that their achievement would be attainable but ambitious. Thus, there is meaningful risk that targets will not be achieved and payments will not be made at all or will be made at less than 100%. This uncertainty ensures that any payments under this program are truly performance-based. Achievement of the individual goals is reviewed in consideration of management’s cash incentive for 2011. The 2011 individual performance goals for our named executive officers who continue to be employed by us were as follows:

Name and Title of Executive Officer	2011 Performance Goals	2011 Achievements

Ana I. Stancic, Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer	(1)	(1)

Timothy G. Daly, Vice President, Controller and Chief Accounting Officer	(2)	(2)

Andrew Rackear, Vice President and General Counsel

•   Provide appropriate legal support for corporate partnering efforts (including managing data room and legal due diligence; coordinating efforts with external counsel to meet corporate timelines).
•  Review and update corporate compliance processes and procedures.
•  Reduce external legal costs in 2011 over 2010 in line with budget.
•  Manage compliance function to ensure appropriate training and compliance with corporate policies.
•  Ensure corporate compliance with applicable securities laws and regulations.
•  Review IP rights of our company (including developing effective plan for enhancing patent rights, and reducing or outlicensing IP rights).
•  Ensure that all key contracts are completed in a timely manner.
•  Ensure that our company’s interests are protected in handling all disputes and/or litigations.

•   Achieved goal of providing appropriate legal support for corporate partnering efforts.
•  All corporate compliance policies have been reviewed and revised.
•  Legal fees are on track to be reduced in 2011.
•  All corporate compliance policies have been reviewed and revised. Training provided on corporate policies.
•  Attained 100% compliance with applicable securities laws and regulations.
•  Review of IP rights in progress. Costs will be reduced as a result of reduction in force and disposal of nonessential IP.
•  Effectively ensured that all key contracts have been completed in a timely manner.
•  All disputes have been resolved without any litigation asserted against our company.

Name and Title of Executive Officer	2011 Performance Goals	2011 Achievements

Aby Buchbinder, Vice President, Clinical Development

•   Partnership for PEG-SN38 and LNA.
•  Achieve PEG-SN38 key milestones (including mCRC last patient in—216 patients September; mBC last patient in—160 patients June).
•  PEG-SN38 Phase 1 Studies.
•  AR key milestone (including completion of 3rd dose cohort)
•  H1F-1a. Complete Phase 1 study Q4
•  Ensure 100% compliance with policies, regulations and code of conduct; ensure quality and accuracy of every final functional report that supports or documents critical decision making or regulatory filing; supervise clinical, BDM, regulatory.
•  Effectively manage approved budget.

•   No partnership.
•  LPI for CRC met on time; LIP for MBC met in July.
•  Phase 1 study was ready in Q4.
•  FPI met on time; 2 mg/kg cohort completed ahead of time.
•  Phase 1 study was ready to open in Q4.
•  Met
•  Forecast within budget.

Lee Greenberger, Former Vice President, Research

•   Reach term sheet agreement for partnering PEG-SN38 and LNA target.
•  Achieve HIF-1 alpha goals. These goals include obtaining preclinical data to support clinical program in patients with liver cancer and head and neck cancer.
•  Achieve specified HER3 milestones. These milestones include a HER3 activation signature, and activity in Tyrosine Kinase Inhibitor or HER2 resistant models.
•  Achieve b-catenin goals. These goals include efficacy in preclinical model(s) to determine whether to go into pre IND enabling studies.
•  Achieve LNA delivery goals. These goals include developing a focused and realistic plan, and a mechanism of LNA resistance.
•  Accomplish AR clinical supply production. This includes ensuring a supply of AR clinical supplies for Phase 1.
•  Establish a culture of inclusion and effective decision making.

•   No term sheets were signed partnering PEG-SN38 and LNA target.
•  Accomplished H1F-1 alpha goals. Oversaw external studies in support on potential clinical programs.
•  Accomplished specified HER3 milestones. Drafted plan for evaluating which biomarkers to use in the clinic. Activity found in in-vitro models.
•  B-catenin goals accomplished. Data to support preclinical IND enabling studies.
•  LNA delivery goals not accomplished. LNA delivery goals were abandoned due to a change in research focus.
•  AR clinical supply production goals accomplished. In-house production aligned with clinical needs.
•  Achieved a culture of inclusion and effective decision making. Held team meetings, attended research and development monthly meetings.

(1)	Ms. Stancic joined us in June 2011 and did not have individual performance goals for 2011.

(2)	Mr. Daly joined us in December 2011 and did not have individual performance goals for 2011.

For 2011, Ms. Stancic, as our Principal Executive Officer, reviewed the performance goal achievement of members of executive management and made recommendations to the Compensation Committee on annual incentive payouts based on attainment of the agreed-upon goals. The Compensation Committee reviewed those recommendations and, with any modifications it considered appropriate, determined and approved the annual incentive payouts. Ms. Stancic, who joined us in June 2011, did not have individual performance goals for 2011, which are generally determined at the beginning of the fiscal year. In recognition of, among other things, the achievement of most of the corporate goals in 2011, as Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer), the Compensation Committee independently reviewed and approved an annual incentive payout to Ms. Stancic. The Compensation Committee calculated performance incentives following the fiscal year ended December 31, 2011, and we paid those performance incentives as set forth below in February 2012.

Name and Title of Executive Officer	Target Cash Bonus (as % of base salary)	Cash Bonus Range (as % of base salary)	Actual Cash Bonus Award ($)	Actual Cash Bonus Award (as a % of base salary)
Ana I. Stancic Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer	(1)	0-120%	117,000	(2)
Timothy G. Daly Vice President, Controller and Chief Accounting Officer	25%	0-25%	—	—%
Andrew Rackear Vice President and General Counsel	35%	0-35%	95,000	29%
Aby Buchbinder Vice President, Clinical Development	35%	0-35%	95,000	27%
Lee Greenberger Former Vice President, Research	35%	0-35%	60,000	22%

(1)

Upon Ms. Stancic’s appointment as our Senior Vice President and Chief Financial Officer in June 2011, her target cash bonus was 50% of base salary, prorated for the portion of the year during which Ms. Stancic served in such capacity. Upon Ms. Stancic’s promotion to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) in October 2011, her target cash bonus was increased to 60% of base salary, prorated for the portion of the year during which Ms. Stancic served in such capacity.

(2)

Ms. Stancic’s actual cash bonus award consisted of the sum of (i) 50% of her base salary as our Senior Vice President and Chief Financial Officer, prorated for the portion of the year during which Ms. Stancic served in such capacity and (ii) 60% of her base salary as our Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer, prorated for the portion of the year during which Ms. Stancic served in such capacity.

During the middle of 2011, Mr. del Campo’s employment, Mr. Davit’s employment and Mr. Ogden’s consulting engagement each concluded. Mr. del Campo’s departure and Mr. Davit’s departure were each considered a termination without cause (as defined in their respective severance agreements then in effect) and, accordingly, Messrs. del Campo and Davit each received severance payments that included amounts based on a prorated portion of his target bonus. See “Executive Officer Employment and Separation Agreements.”

For 2012, the corporate goals upon which 2012 cash incentive awards will be based include the following clinical, operational, financial and business development goals:

•

completing dose escalation of Phase 1a AR protocol by the end of the year (including enrollment of up to 3 patients in Cohort H *(18mg/kg), assuming no DLTs are observed in Cohort E, F, and G (6.5, 10, 14 mg/kg)(20%));

•	obtaining clinical efficacy data (PSA drop) for AR Phase 1a go/no-go by the end of the year;

•	operating within budgetary guidelines;

•	continuing to assess opportunities to further reduce the company’s operating expenses;

•	building, retaining and developing key personnel in alignment with our company’s strategy;

•	executing strategic opportunities as approved by the Board;

•	completing a Neuroblastoma briefing document by the end of the first quarter and having a term sheet in place for PEG-SN38 by the end of the year;

•	entering into at least one external collaboration for Pegylation Technology;

•	conducting a risk assessment to ensure proper corporate and governance process and procedures are in place; and

•	continuously striving for 100% compliance with policies, regulations, and code of conduct.

The 2012 individual personal goals for our named executive officers who continued to be employed by us have not yet been determined.

Stock Incentive Programs

The Compensation Committee believes that stock incentive programs directly link the amounts earned by officers with the amount of appreciation realized by our stockholders. Equity-based awards also serve as a critical retention incentive. Stock incentive programs have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. Our stock incentive programs are structured to encourage key employees to continue in our employ and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option or restricted stock or restricted stock unit award, the Compensation Committee considers the individual’s position, past performance and potential, the desired retention incentive, and market practices and levels.

The Compensation Committee generally considers and makes grants of equity-based awards to executive officers once a year coinciding with annual performance reviews. Equity-based awards may also be granted at other times during the year in connection with promotions or for new hires or as special performance awards. Equity-based awards to members of executive management have been made under our 2001 Incentive Stock Plan and 2011 Stock Option and Incentive Plan (which replaced the 2001 Incentive Stock Plan in May 2011). Options are granted with the exercise price equal to the last reported sale price of our Common Stock on the date of grant and expire ten years after the date of the grant. Vesting on most equity-based awards occurs over a three to four year period, which is designed to encourage retention. The amount and combination of equity grants, as well as the vesting period, is determined by the Compensation Committee with the intention of providing performance incentive and retention.

Other Benefits

Executive officers participate in our Employee Stock Purchase Plan. The Compensation Committee believes that all employees should have the opportunity to acquire or increase their holdings of our Common Stock. Under our 2007 Employee Stock Purchase Plan, all eligible employees, including executive officers, who choose to participate in the 2007 Employee Stock Purchase Plan have deductions made by us from their compensation to purchase our Common Stock semi-annually on March 31 and September 30 of each year, at a purchase price equal to 85% of the reported last sale price of our Common Stock on either the first or last day of each six-month offering period, whichever is less.

Executive officers participate in our 401(k) savings plan, a tax-qualified defined contribution plan for the benefit of all of our employees, including our executive officers. The 401(k) savings plan provides for a discretionary matching contribution by our company.

During part of 2011, executive officers participated in our Executive Deferred Compensation Plan, which provided a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. The Compensation Committee terminated this plan effective September 22, 2011, and all amounts under this plan will be distributed on September 27, 2012.

Executive officers participate in various medical, dental, life, disability and benefit programs that are generally made available to all employees. Certain of our executive officers also receive reimbursement for tax and financial planning services. It has been our practice to make additional payments to executive officers to make them whole with respect to taxes incurred in connection with such reimbursements. However, in February 2009, the Compensation Committee established a policy providing that we will not make any such additional payments to executive officers to make them whole with respect to taxes incurred in connection with any perquisites.

Executive Officer Employment and Separation Agreements

Ana I. Stancic

In June 2011, we entered into a severance agreement with Ms. Stancic following her appointment as our Senior Vice President and Chief Financial Officer. The severance agreement was further amended in November 2011 following her promotion to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) in October 2011.

Ms. Stancic’s amended and restated severance agreement provides that the compensation payable to her during her term of employment will be established by the Board or the Compensation Committee following an annual performance review, but in no event shall the annual rate of base salary or the target bonus for any successive year of her term of employment be less than the highest annual rate of base salary or target bonus, as applicable, in effect during the previous year of her term of employment. Her amended and restated severance agreement provides that, in the event we terminate Ms. Stancic’s employment without “Cause” (as defined in her amended and restated severance agreement), or in the event of a termination by Ms. Stancic for “Good Reason” (as defined in her amended and restated severance agreement), other than in connection with a “Change in Control,” then Ms. Stancic will be entitled to receive: (i) her base salary through the date of termination; (ii) a prorated portion of her target bonus which would have been payable to her for the fiscal year in which termination occurs; (iii) cash payments equal to one times the sum of her base salary at the time of termination plus her target bonus for the fiscal year in which termination occurs; (iv) any deferred compensation and other unpaid amounts and benefits earned and vested prior to termination; and (v) reimbursement for the total applicable premium cost for continued medical and dental coverage under COBRA for a period of up to 12 months following termination. Her amended and restated severance agreement also provides that, in the event we terminate Ms. Stancic’s employment without “Cause,” or in the event of a termination by Ms. Stancic for “Good Reason,” and such termination occurs within the period that commences 90 days before and ends twelve months after a “Change in Control,”(as defined in her amended and restated severance agreement), then Ms. Stancic will be entitled to receive the benefits described above, except that: (i) she will be entitled to receive cash payments equal to two times the sum of her base salary at the time of termination plus her target bonus for the fiscal year in which termination occurs; and (ii) reimbursements for continued medical and dental coverage will be for a period of up to 24 months following termination. Furthermore, all options, restricted stock and restricted stock units held by Ms. Stancic would become fully vested and, if applicable, exercisable immediately prior to the effective date of the applicable “Change in Control.”

Timothy G. Daly

Mr. Daly does not have an employment or severance agreement with us.

Andrew Rackear

In September 2010, we entered into a severance agreement with Mr. Rackear. Under Mr. Rackear’s severance agreement, if we experience a change of control and Mr. Rackear’s employment is terminated without cause (as defined in the severance agreement) or for good reason (as defined in the severance agreement) within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. Rackear will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) a cash payment equal to a prorated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to one times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (v) reimbursement for any medical and dental coverage available to Mr. Rackear and any family members for a period of up to 12 months commencing on the date of termination, (vi) all options to acquire shares of Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vii) all shares of restricted stock and/or restricted stock units will fully vest.

Aby Buchbinder

In January 2005, we entered into a severance agreement with Dr. Buchbinder. Under Dr. Buchbinder’s severance agreement, if we experience a change of control and Dr. Buchbinder’s employment is terminated without cause (as defined in the severance agreement) or for good reason (as defined in the severance agreement) within the period commencing 90 days before such change of control and ending one year after the change of control, Dr. Buchbinder will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) a cash payment equal to a prorated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to one times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (v) reimbursement for any medical and dental coverage available to Dr. Buchbinder and any family members for a period of up to 12 months commencing on the date of termination, (vi) all options to acquire shares of Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vii) all shares of restricted stock and/or restricted stock units will fully vest.

Departure of Ralph del Campo

Mr. del Campo’s employment as our Chief Operating Officer and Principal Executive Officer concluded effective as of October 17, 2011. Under his severance agreement then in effect, Mr. del Campo’s departure was considered a termination without cause (as defined in the severance agreement). Accordingly, pursuant to his severance agreement then in effect, Mr. del Campo received a lump-sum payment in the amount of $240,690 and has received and will continue to receive salary continuation payments in the total amount of $770,240 until October 2012. He did not receive equity acceleration in connection with his separation.

Departure of Mark Ogden

Mr. Ogden served in a consulting capacity as our Acting Vice President, Finance and Principal Financial Officer from July 8, 2010 until June 8, 2011. As a consultant, Mr. Ogden was not a party to any employment or severance agreement with us.

Departure of Paul S. Davit

Mr. Davit’s employment as our Executive Vice President, Human Resources & Administration concluded effective as of July 1, 2011. On May 26, 2011, we entered into a severance agreement and release of claims, pursuant to which Mr. Davit (i) received a lump sum payment in the amount of $87,458, (ii) has received and will continue to receive salary continuation payments in the total amount of $524,745 until July 2012, (iii) received full vesting of his outstanding equity awards consisting of 6,667 restricted stock units, and (iv) received an extension of the period during which he could exercise all but 50,000 of his then vested stock options for the full remaining term of such options.

Departure of Lee Greenberger

On February 10, 2012, Dr. Greenberger resigned as our Vice President, Research. Dr. Greenberger did not receive any severance or other termination payment upon his resignation.

Executive Deferred Compensation Plan (Terminated on September 22, 2011)

For part of 2011, we maintained an Executive Deferred Compensation Plan, which provided a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. Under the plan, each participant could elect to defer under the plan all or a portion of his or her base salary and/or annual cash or equity incentive compensation that may otherwise be payable or that may otherwise vest in a calendar year. In addition, the committee administering the plan could, in its sole discretion, elect to award non-elective deferred compensation credits to a participant. A participant’s compensation deferrals were credited to the participant’s account maintained under the plan. Each participant allocated his or her account among the deemed investment options available under the plan from time to time. Amounts credited to participants’ accounts for each year were adjusted for earnings or losses based on the deemed investment options elected by the participant. We were not obligated to actually invest any deferred amounts in those investment options. Each participant’s account was credited on a daily basis with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option. Participants could choose from a list of 12 deemed investment options of various asset classes which are administered by an outside registered broker. All deemed investment options, such as money market, bond, stock or other mutual funds, were at market interest rates. A participant’s account was credited with an excess 401(k) matching credit. The matching credit was 50% of the value of the matchable annual deferral for the plan year where the matchable annual deferral is that portion of a participant’s deferral amount for each plan year which is less than or equal to: (i) 6% of total base salary plus annual incentive compensation for a plan year, minus (ii) the amount contributed by the participant to our 401(k) Savings and Investment Plan for which the participant received an employer matching contribution under that 401(k) Plan. The matchable annual deferral for a plan year was zero if the participant did not make the maximum deferral eligible for a matching contribution under that 401(k) Plan for the plan year. A participant’s right to receive the matching credit vested over a five year period. Each participant could generally elect the time and manner of payment of the deferred compensation. At the election of the participant, payment of the deferred compensation could be made in a lump sum or in annual installments.

The Compensation Committee terminated this plan effective September 22, 2011, and all amounts under this plan will be distributed on September 27, 2012.

Share Ownership Guidelines for Senior Management

The Board of Directors approved share ownership guidelines for our senior management. These guidelines are applicable to our Principal Executive Officer, executive officers and other Vice President level employees. Under the share ownership guidelines, members of senior management are encouraged to acquire and maintain share holdings in our Common Stock in amounts expressed as a multiple of base salary. The guidelines provide for a four-year window within which the share ownership level is to be achieved, starting when the member first becomes subject to the guidelines. These ownership guidelines are designed to further align executive ownership, long-term strategic thinking and compensation programs to our performance and the interests of our stockholders.

The following multiples of base salary apply:

•	three times base salary for the Principal Executive Officer; and

•	two times base salary for other executive officers and Vice President level employees.

The following will be counted in determining share ownership:

•	shares purchased on the open market;

•	shares owned jointly with or separately by spouse and/or children;

•	shares held by the individual in our 401(k) plan;

•	restricted stock or restricted stock units;

•	vested and “in the money” unexercised options, provided that these shares may not exceed 50% of the requirement total; and

•	shares purchased pursuant to our 2007 Employee Stock Purchase Plan or other employee purchase plans.

Impact of Tax and Accounting Treatment on Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

When it is feasible to do so, we seek to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company’s chief executive officer and any of the other four highest-paid executive officers, except for “performance-based compensation.” The Compensation Committee is aware of this limitation and generally considers the effects of Section 162(m) when making compensation decisions.

Conclusion

We believe our compensation policies and practices have attracted the best talent available, maintain their connection to our company and align their long-term interests with our stockholders. The Compensation Committee, which generally reviews risks relating to our compensation practices and policies, also believes that the compensation package rewards strong performance without encouraging excessive risk-taking.

Historical Compensation of our Executive Officers

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to us by the following individuals for fiscal year 2011:

•	our principal executive officer;

•	our principal financial officer;

•	the three other most highly compensated executive officers for fiscal year 2011 who were serving as executive officers at the end of fiscal year 2011;

•	our former principal executive officer;

•	our former principal financial officer; and

•

one additional executive officer who would have been one of the three most highly compensated executive officers for fiscal year 2011 but who was not serving as an executive officer at the end of fiscal year 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(9)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)(11)	Total ($)
Ana I. Stancic	2011	201,462	542,150	376,914	117,000	6,044	1,243,569
Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer(1)
Timothy G. Daly	2011	—	—	46,200	—	—	46,200
Vice President, Controller and Chief Accounting Officer(2)
Andrew Rackear	2011	329,231	252,850	—	95,000	7,350	684,431
Vice President and General Counsel(3)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(9)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)(11)	Total ($)
Aby Buchbinder	2011	349,789	179,140	—	95,000	10,596	634,525
Vice President, Clinical Development(4)
Lee Greenberger	2011	274,039	289,250	—	60,000	9,904	633,193
Former Vice President, Research(5)
Ralph del Campo	2011	444,617	277,550	—	—	317,705	1,039,871
Former Chief Operating	2010	472,035	288,504	—	444,370	29,988	1,234,897
Officer and Principal Executive Officer(6)	2009	412,885	—	—	125,000	37,828	575,714
Mark Ogden	2011	—	—	—	—	341,088	341,088
Former Acting Vice	2010	—	—	—	—	454,594	454,594
President, Finance and Principal Financial Officer(7)	2009	—	—	—	—	330,607	330,607
Paul S. Davit	2011	220,662	—	—	—	338,750	559,412
Former Executive Vice	2010	349,830	162,202	—	157,424	16,852	686,308
President, Human Resources	2009	349,830	—	—	75,000	17,730	442,560
and Administration(8)

(1)

Ms. Stancic was appointed as our Senior Vice President and Chief Financial Officer effective June 8, 2011 and later promoted to Principal Executive Officer, Executive Vice President and Chief Operating Officer (while continuing her role as Chief Financial Officer) effective October 17, 2011. Ms. Stancic was not a named executive officer for fiscal year 2010 or 2009 and therefore no information is presented for fiscal year 2010 or 2009.

(2)

Mr. Daly was appointed as our Vice President, Controller and Chief Accounting Officer effective December 19, 2011. Mr. Daly did not begin receiving a base salary until 2012. Mr. Daly was not a named executive officer for fiscal year 2010 or 2009 and therefore no information is presented for fiscal year 2010 or 2009.

(3)	Mr. Rackear was not a named executive officer for fiscal year 2010 or 2009 and therefore no information is presented for fiscal year 2010 or 2009.

(4)	Dr. Buchbinder was not a named executive officer for fiscal year 2010 or 2009 and therefore no information is presented for fiscal year 2010 or 2009.

(5)

Dr. Greenberger resigned as our Vice President, Research effective February 10, 2012. Dr. Greenberger was not a named executive officer for fiscal year 2010 or 2009 and therefore no information is presented for fiscal year 2010 or 2009.

(6)	Mr. del Campo’s employment as our Chief Operating Officer and Principal Executive Officer concluded effective October 17, 2011.

(7)	Mr. Ogden ceased serving as our Acting Vice President, Finance and Principal Financial Officer effective June 8, 2011.

(8)	Mr. Davit’s employment as our Executive Vice President, Human Resources & Administration concluded effective July 1, 2011.

(9)

Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Assumptions used in the calculations are included in our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(10)	Includes cash bonus payments.

(11)	All Other Compensation for fiscal year 2011 includes:

•	For Ms. Stancic, matching contribution to 401(k) plan of $6,044.

•	For Mr. Rackear, matching contribution to 401(k) plan of $7,350.

•	For Dr. Buchbinder, matching contribution to 401(k) plan of $7,350, and discount to market price for purchases under Employee Stock Purchase Plan of $3,246.

•	For Dr. Greenberger, matching contribution to executive deferred compensation plan of $2,554, and matching contribution to 401(k) plan of $7,350.

•

For Mr. del Campo, matching contribution to 401(k) plan of $7,350, discount to market price for purchases under Employee Stock Purchase Plan of $2,915, tax preparation and financial planning fees of $7,500, and severance (including bonus) of $299,940.

•	For Mr. Ogden, all compensation represents the amounts paid to him as a consultant. During 2011, 2010 and 2009, Mr. Ogden earned $325 per hour of service as a consultant.

•	For Mr. Davit, matching contribution to 401(k) plan of $7,350, discount to market price for purchases under Employee Stock Purchase Plan of $1,753, and severance (including bonus) of $329,647.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows the equity and non-equity awards granted to our named executive officers under our equity and non-equity incentive plans as well all other stock and option awards during the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ana I. Stancic	—	—	289,200	578,400	—	—	—	—	—	—	—
	6/8/2011	—	—	—	—	—	—	25,000	—	—	255,500
	6/8/2011	—	—	—	—	—	—	—	30,000	10.22	93,939
	11/17/2011	—	—	—	—	—	—	45,000	—	—	286,650
	11/17/2011	—	—	—	—	—	—	—	125,000	6.37	282,975
Timothy G. Daly	—	—	53,750	53,750	—	—	—	—	—	—	—
	12/19/2011	—	—	—	—	—	—	—	20,000	6.50	46,200
Andrew Rackear	—	—	118,825	118,825	—	—	—	—	—	—	—
	5/11/2011	—	—	—	—	—	—	15,000	—	—	173,550
	8/12/2011	—	—	—	—	—	—	10,000	—	—	79,300
Aby Buchbinder	—	—	122,563	122,563	—	—	—	—	—	—	—
	5/11/2011	—	—	—	—	—	—	10,000	—	—	115,700
	8/12/2011	—	—	—	—	—	—	8,000	—	—	63,440
Lee Greenberger	5/11/2011	—	—	—	—	—	—	25,000	—	—	289,250
Ralph del Campo	8/12/2011	—	—	—	—	—	—	35,000	—	—	277,550
Mark Ogden	—	—	—	—	—	—	—	—	—	—	—
Paul S. Davit	—	—	—	—	—	—	—	—	—	—	—

(1)

The actual amounts of the Non-Equity Incentive Plan Awards paid to our named executive officers are as reported in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” For a description of the incentive program pursuant to which these awards were made, please see “Compensation Discussion and Analysis—Components of the Compensation Package—Annual Performance-Based Incentive Compensation.”

(2)

Information relates to restricted stock units granted to our named executive officers in 2011. All restricted stock units were granted under our 2011 Stock Option and Incentive Plan. The restricted stock units granted on May 11, 2011 vest on May 14, 2014, provided that the named executive officer remains employed by us on that date, but are subject to acceleration upon achievement of certain performance milestones determined by the Board. The restricted stock units granted on June 8, 2011 vest on June 8, 2014, provided that the named executive officer remains employed by us on that date, but are subject to acceleration upon achievement of certain performance milestones determined by the Board. The restricted stock units granted on August 12, 2011 vest on August 12, 2014, provided that the named executive officer remains employed by us on that date, but are subject to acceleration upon achievement of certain performance milestones determined by the Board. The restricted stock units granted on November 17, 2011 vest in equal installments over three years, commencing on November 17, 2012, provided that the named executive officer remains employed by us on each vesting date.

On January 17, 2012, we granted 12,000 stock options and 4,000 restricted stock units to Dr. Buchbinder, 25,000 stock options and 10,000 restricted stock units to Mr. Rackear and 12,000 stock options and 3,500 restricted stock units to Dr. Greenberger. These awards are not reflected in the table above, as they were made after fiscal year 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised options, and restricted stock awards and restricted stock units that have not vested for each of our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011
Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ana I. Stancic(2)	—	30,000	30,000	10.22	6/8/2021	—	—	—	—
	—	125,000	125,000	6.37	11/17/2021	—	—	—	—
	—	—	—	—	—	25,000	167,500	25,000	167,500
	—	—	—	—	—	45,000	301,500	45,000	301,500
Timothy G. Daly(3)	—	20,000	20,000	6.50	12/19/2021	—	—	—	—
Andrew Rackear(4)	—	—	—	—	—	23,334	156,338	23,334	156,338
	—	—	—	—	—	15,000	100,500	15,000	100,500
	—	—	—	—	—	10,000	67,000	10,000	67,000
Aby Buchbinder(5)	50,000	—	—	7.50	1/9/2016	—	—	—	—
	—	—	—	—	—	33,334	223,338	33,334	223,338
	—	—	—	—	—	10,000	67,000	10,000	67,000
	—	—	—	—	—	8,000	53,600	8,000	53,600
Lee Greenberger(6)	—	—	—	—	—	6,667	44,669	6,667	44,669
	—	—	—	—	—	25,000	167,500	25,000	167,500
Ralph del Campo(7)	100,000	—	—	18.40	10/2/2012	—	—	—	—
	30,000	—	—	14.15	10/31/2012	—	—	—	—
	30,000	—	—	15.13	10/31/2012	—	—	—	—
	50,000	—	—	6.95	5/9/2012	—	—	—	—
	50,000	—	—	6.97	10/31/2012	—	—	—	—
	78,000	—	—	8.04	10/31/2012	—	—	—	—
	92,500	—	—	7.40	10/31/2012	—	—	—	—
	300,000	—	—	8.59	10/31/2012	—	—	—	—
Mark Ogden	—	—	—	—	—	—	—	—	—
Paul S. Davit(8)	30,000	—	—	23.66	8/13/2012	—	—	—	—
	30,000	—	—	14.15	2/6/2014	—	—	—	—
	30,000	—	—	15.13	3/26/2014	—	—	—	—
	50,000	—	—	6.95	5/12/2015	—	—	—	—
	50,000	—	—	6.97	11/23/2015	—	—	—	—
	59,200	—	—	8.04	4/3/2016	—	—	—	—
	70,000	—	—	7.40	5/18/2016	—	—	—	—
	100,000	—	—	8.59	1/17/2017	—	—	—	—

(1)	Calculated by multiplying the number of shares or units by $6.70, the closing price of the Common Stock on December 30, 2011.

(2)

Of Ms. Stancic’s unvested option awards, 25,000 options vest in tranches of 7,500 options on each of June 8, 2012, 2013, 2014 and 2015; 125,000 options vest in tranches of 31,250 options on each of November 17, 2012, 2013, 2014 and 2015. Of Ms. Stancic’s unvested restricted stock and restricted stock unit awards, 25,000 shares vest on June 8, 2014,but are subject to acceleration upon achievement of certain performance milestones determined by the Board; 45,000 shares vest in tranches of 15,000 shares on November 17, 2012, 2013 and 2014.

(3)	Of Mr. Daly’s unvested option awards, 20,000 options vest in tranches of 5,000 options on each of December 19, 2012, 2013, 2014 and 2015.

(4)

Of Mr. Rackear’s unvested restricted stock and restricted stock unit awards, 23,334 shares vest on September 22, 2013, but are subject to acceleration upon achievement of certain performance milestone determined by the Board; 15,000 shares vest on May 11, 2014,but are subject to acceleration upon achievement of certain performance milestones determined by the Board; 10,000 shares on August 12, 2014 but are subject to acceleration upon achievement of certain performance milestones determined by the Board.

(5)

Of Dr. Buchbinder’s unvested restricted stock and restricted stock unit awards, 33,334 shares vest on September 22, 2013, but are subject to acceleration upon achievement of certain performance milestone determined by the Board; 10,000 shares vest on May 11, 2014,but are subject to acceleration upon achievement of certain performance milestones determined by the Board; 8,000 shares on August 12, 2014 but are subject to acceleration upon achievement of certain performance milestones determined by the Board.

(6)

Of Dr. Greenberger’s unvested restricted stock and restricted stock unit awards, 6,667 and 25,000 shares were forfeited on February 10, 2012. Dr. Greenberger resigned as our Vice President, Research effective February 10, 2012.

(7)	Mr. del Campo’s employment as our Chief Operating Officer and Principal Executive Officer concluded effective October 17, 2011.

(8)	Mr. Davit’s employment as our Executive Vice President, Human Resources & Administration concluded effective July 1, 2011.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2011

The following table sets forth the information with respect to our named executive officers concerning option exercises and stock vested on an aggregated basis for the fiscal year ended December 31, 2011.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2011
Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ana I. Stancic	—	—	—	—
Timothy G. Daly	—	—	—	—
Andrew Rackear	—	—	11,666	111,352
Aby Buchbinder	—	—	16,666	159,077
Lee Greenberger	—	—	3,333	31,815
Ralph del Campo	—	—	52,799	602,913
Mark Ogden	—	—	—	—
Paul S. Davit	—	—	31,693	351,579

(1)	Calculated by multiplying the number of shares or units by the closing price of our Common Stock on the date of vesting.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

For part of 2011, we maintained an Executive Deferred Compensation Plan, which provided a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. The plan provided our executives with the opportunity to defer up to 100% of their regular base salary earnings and up to 100% of annual bonus earnings into the plan. Our obligation for compensation deferred under the plan is that of an unfunded and unsecured promise to pay money in the future to participating eligible employees in accordance with the terms of the plan from the general assets of our company, and those obligations rank pari passu with other unsecured and unsubordinated indebtedness of our company from time to time outstanding. The plan also provided for payments of certain amounts that would have been contributed by us under our 401(k) plan as well as non-elective deferred compensation credits, in each case subject to vesting conditions.

The Compensation Committee terminated the plan effective September 22, 2011. As required by Section 409A of the Internal Revenue Code, participants in the plan will receive a payout to the participants’ accounts no earlier than 12 months after the termination of this plan and no later than 24 months after such date.

Contributions under the plan were credited within earnings/losses based upon the executive’s selection of publicly-traded mutual funds. The following table summarizes the annual rate of return for the fiscal year ended December 31, 2011 for the investment options:

Fidelity Money Market Trust: Retirement Money Market Portfolio (FRTXX)	0.01%
PIMCO Funds: Total Return Fund; Administrative Class Shares (PTRAX)	3.91%
PIMCO Funds: Real Return Fund; Administrative Class Shares (PARRX)	11.3%
MFS Series Trust I: MFS Value Fund; Class A Shares (MEIAX)	-0.21%
Columbia Funds Series Trust: Columbia Large Cap Index Fund; Class A Shares (NEIAX)	1.73%
John Hancock Funds III: Rainier Growth Fund; Class A Shares (RGROX)	-2.73%
Janus Investment Fund: Perkins Mid Cap Value Fund; Class S Shares (JMVIX)	-6.34%
Morgan Stanley Mid Cap Growth Fund; Class A Shares (DGRAX)	0.42%
Goldman Sachs Trust: Goldman Sachs Small Cap Value Fund; Class A Shares (GSSMX)	-9.98%
Royce Fund: Royce Value Plus Fund; Service Class Shares (RYVPX)	-1.92%
MFS Series Trust X: MFS International Value Fund; Class R3 Shares (MINGX)	-13.85%
EuroPacific Growth Fund; Class R-3 Shares (RERCX)	0.22%

The following table sets forth the information with respect to our named executive officers concerning compensation deferred under the Executive Deferred Compensation Plan for the fiscal year ended December 31, 2011.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2011
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Ana I. Stancic	—	—	—	—	—
Timothy G. Daly	—	—	—	—	—
Andrew Rackear	—	—	—	—	—
Aby Buchbinder	—	—	562	15,481	68,996
Lee Greenberger	15,933	2,554	1,192	—	88,208
Ralph del Campo	66,656	—	(1,781)	—	730,278
Mark Ogden	—	—	—	—	—
Paul S. Davit	116,386	—	26,288	46,011	558,714

(1)

Reflects deferrals of salary and bonus payments that were accrued under the Executive Deferred Compensation Plan during 2011. Salary and bonus amounts are disclosed in the Summary Compensation Table under the year 2011.

(2)

Represents our matching amounts based upon executive contributions in accordance with guidelines under our Executive Deferred Compensation Plan. These amounts are disclosed in the Summary Compensation Table under All Other Compensation in 2011.

(3)	Reflects employee and employer contributions that have been reflected in the Summary Compensation Table in this Proxy Statement for 2011 and the previous years described therein.

Named Executive Officer	2011 ($)	Previous Years ($)	Total ($)
Ana I. Stancic	—	—	—
Timothy G. Daly	—	—	—
Andrew Rackear	—	—	—
Aby Buchbinder	—	75,082	75,082
Lee Greenberger	18,487	64,795	83,282
Ralph del Campo	66,656	109,097	175,753
Mark Ogden	—	—	—
Paul S. Davit	116,386	425,654	542,040

Potential Payments Upon Termination or Change in Control

The potential termination and change in control-related payments described below were calculated in accordance with the terms of the individual’s employment agreements with us described above under “Executive Officer Employment and Separation Agreements.” In accordance with SEC rules, the amounts below have all been calculated as of December 31, 2011 using, where applicable, the closing price of the Common Stock as of such date.

Ana I. Stancic

As of December 31, 2011, in the absence of a change in control, the total severance payments that would have been due to Ms. Stancic if her employment had been terminated without cause or for good reason as provided in her severance agreement are $1,060,400.

As of December 31, 2011, if a change in control were to have occurred and her employment had been terminated without cause or for good reason as provided in her severance agreement, the total payments that would have been due to Ms. Stancic are cash payments totaling $1,831,600 and 155,000 stock options, and 70,000 restricted stock units having a value of $1,038,500 and $469,000, respectively, would have become vested.

Timothy G. Daly

Mr. Daly does not have an employment or severance agreement with us.

Andrew Rackear

As of December 31, 2011, in the absence of a change in control, Mr. Rackear would not have been entitled to receive any severance payments if his employment had been terminated without cause or for good reason.

As of December 31, 2011, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in her severance agreement, the total payments that would have been due to Mr. Rackear are cash payments totaling $577,150 and 48,334 restricted stock units having a value of $323,838, respectively, would have become vested.

Aby Buchbinder

As of December 31, 2011, in the absence of a change in control, Dr. Buchbinder would not have been entitled to receive any severance payments if his employment had been terminated without cause or for good reason.

As of December 31, 2011, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in his severance agreement, the total payments that would have been due to Dr. Buchbinder are cash payments totaling $595,308 and 51,334 restricted stock units having a value of $343,938, respectively, would have become vested.

Actual Payments Upon Termination

Departure of Ralph del Campo

Mr. del Campo’s employment as our Chief Operating Officer and Principal Executive Officer concluded effective as of October 17, 2011. Under his amended and restated severance agreement then in effect, Mr. del Campo’s departure was considered a termination without cause (as defined in Mr. del Campo’s amended and restated severance agreement). Accordingly, pursuant to his severance agreement then in effect, Mr. del Campo received a lump-sum payment in the amount of $240,690 and has received and will continue to receive salary continuation payments in the total amount of $770,240 until October 2012.

Departure of Mark Ogden

Mr. Ogden served in a consulting capacity as our Acting Vice President, Finance and Principal Financial Officer from July 8, 2010 until June 8, 2011. As a consultant, Mr. Ogden was not a party to any employment or severance agreement with us and did not receive any severance or other termination payment upon conclusion of his consulting engagement.

Departure of Paul S. Davit

Mr. Davit’s employment as our Executive Vice President, Human Resources & Administration concluded effective as of July 1, 2011. On May 26, 2011, we entered into a severance agreement and release of claims, pursuant to which Mr. Davit (i) received a lump sum payment in the amount of $87,458, (ii) has received and will continue to receive salary continuation payments in the total amount of $524,745 until July 2012, (iii) received full vesting of his outstanding equity awards consisting of 6,667 restricted stock units, and (iv) received an extension of the period during which he could exercise all but 50,000 of his then vested stock options for the full remaining term of such stock options.

Departure of Lee Greenberger

On February 10, 2012, Dr. Greenberger resigned as our Vice President, Research. Dr. Greenberger did not receive any severance or other termination payment upon his resignation.

The Compensation Committee has established a policy providing that we will not make or enter into any new commitments to make any additional payments to executive officers to make them whole with respect to taxes incurred in connection with any change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of and transactions in Common Stock by our executive officers and directors and owners of 10% or more of outstanding Common Stock are required to be reported to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on our review of these reports and written representations from certain reporting persons, during the fiscal year ended December 31, 2011, all such reports were filed in a timely manner.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the fiscal year ended December 31, 2011.

THE COMPENSATION COMMITTEE
Robert LeBuhn, Chairman
Thomas Deuel
Richard Young

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a formal written policy that we not enter into any “related party transaction” (defined consistent with Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended) unless the Finance and Audit Committee or a comparable committee of disinterested directors approves such transaction. No member of the Finance and Audit Committee or comparable committee shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Finance and Audit Committee or comparable committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to our company. Since January 1, 2011, there have been no related party transactions.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Company’s Finance and Audit Committee consists of three independent members of the Board of Directors as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Board of Directors adopted a written charter for the Finance and Audit Committee, a copy of which is available on the Company’s website at www.enzon.com.

The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent registered public accounting firm. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for planning and conducting an audit of the Company’s consolidated financial statements and effectiveness of the Company’s internal control over financial reporting and reviews of the Company’s quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the Company’s independent registered public accounting firm.

The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management. Furthermore, the Finance and Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Committee concerning independence, and has discussed with KPMG LLP such auditing firm’s independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the last fiscal period for filing such report with the SEC.

THE FINANCE AND AUDIT COMMITTEE
Robert C. Salisbury, Chairman
Robert LeBuhn
Richard A. Young

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the close of business on March 15, 2012 concerning stock ownership of (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each current director, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group:

Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Voting Stock Outstanding(3)
Alexander J. Denner	96,475	(4)	*	%
Richard C. Mulligan	60,345	(5)	*	%
Thomas F. Deuel	35,884	(6)	*	%
George W. Hebard III	—		*	%
Robert LeBuhn	224,585	(7)	*	%
Robert C. Salisbury	183,425	(8)	*	%
Richard A. Young	33,884	(9)	*	%
Ana I. Stancic	—		*	%
Timothy G. Daly	—		*	%
Andrew Rackear	—		*	%
Aby Buchbinder	79,891	(10)	*	%
Lee Greenberger	8,565		*	%
Ralph del Campo	893,130		1.82%
Mark L. Ogden	4,000		*	%
Paul S. Davit	530,640		1.09%
Group comprised of The Baupost Group, L.L.C., Baupost Value Partners, L.P.-IV, SAK Corporation and Seth A. Klarman, 10 St. James Avenue, Suite 1700, Boston, MA 02116	9,000,878	(11)	18.64%
Group comprised of Carl C. Icahn and affiliated entities, 767 Fifth Avenue, 47th Floor, New York, NY 10153	5,904,863	(12)	12.23%
Group comprised of Iridian Asset Management LLC, David L. Cohen and Harold J. Levy, 276 Post Road West, Westport, CT 06880-4704	5,414,247	(13)	11.21%
BlackRock Inc., 40 East 52nd Street, New York, NY 10022	4,703,283	(14)	9.74%
Group comprised of Citigroup Global Markets Inc., Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Inc., 388 Greenwich Street, New York, NY 10013 (for Citigroup Global Markets Inc., Citigroup Financial Products Inc., and Citigroup Global Markets Holdings Inc.); 399 Park Avenue, New York, NY 10022 (for Citigroup Inc.)	3,782,236	(15)	7.83%
Group comprised of Highbridge International LLC, STAR L.P., Highbridge Capital Management, LLC and Glenn Dubin, c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies (for Highbridge International LLC and STAR, L.P.); 40 West 57th Street, 33rd Floor, New York, New York 10019 (for Highbridge Capital Management, LLC); c/o Highbridge Capital Management, LLC, 40 West 57th Street, 33rd Floor, New York, New York 10019 (for Glenn Dubin)	2,293,193	(16)	4.75%
All Executive Officers and Directors as a group (12 persons)	727,054	(17)	1.51%

*	Less than one percent

(1)	The addresses of all executive officers and directors listed in this table is c/o Enzon Pharmaceuticals, Inc., 20 Kingsbridge Road, Piscataway, New Jersey 08854.

(2)

All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable. A person’s beneficial ownership includes unvested shares of restricted Common Stock.

(3)

Based on 48,283,584 shares of Common Stock which were issued and outstanding as of the close of business on March 15, 2012. Each share of Common Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of March 15, 2012 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of March 15, 2012, plus (B) the number of shares of Common Stock issuable upon exercise of stock options held by such stockholder and which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012, plus (C) restricted stock units held by such stockholder which vest within 60 days after March 15, 2012, plus (D) shares issuable upon conversion of 4% Convertible Senior Notes due 2013 held by such stockholder.

(4)	Includes 84,825 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012.

(5)	Includes 51,043 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012.

(6)

Includes (i) 28,778 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012 and (ii) 2,379 restricted stock units which shall vest within 60 days after March 15, 2012.

(7)	Includes 143,463 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012.

(8)	Includes 138,463 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012.

(9)

Includes (i) 28,778 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012 and (ii) 2,379 restricted stock units which shall vest within 60 days after March 15, 2012.

(10)	Includes 50,000 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012.

(11)

Information concerning stock ownership was obtained from Amendment No. 3 to the Schedule 13G filed with the SEC on February 10, 2012. The Baupost Group, L.L.C. (“Baupost”), SAK Corporation (“SAK”) and Seth A. Klarman each reported shared voting and dispositive power with respect to all 9,000,878 shares of Common Stock and Baupost Value Partners, L.P.—IV (“Baupost Value”) reported shared voting and dispositive power with respect to 3,613,804 of such shares of Common Stock. Baupost is a registered investment adviser and acts as an investment advisor and general partner to certain investment limited partnerships, including Baupost Value. SAK is the Manager of Baupost. Seth A. Klarman, as the sole director and sole officer of SAK and a controlling person of Baupost, may be deemed to have beneficial ownership of the shares of Common Stock beneficially owned by Baupost, including securities purchased on behalf of various investment partnerships, including Baupost Value.

(12)

Information concerning stock ownership was obtained from Amendment No. 5 to the Schedule 13D filed with the SEC on February 28, 2012 by Carl C. Icahn and various entities affiliated with him. Mr. Icahn and entities affiliated with him have reported sole voting and dispositive power over all 5,904,863 shares of Common Stock. In addition, Mr. Icahn and entities affiliated with him have reported a long economic exposure to an aggregate of 694,023 shares of Common Stock through derivative agreements. Mr. Hebard, who is one of our directors, is a managing director at Icahn Capital LP but is not deemed to be the beneficial owner of the shares of Common Stock held by Mr. Icahn and his affiliates.

(13)

Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on February 6, 2012. Iridian Asset Management LLC (“Iridian”), David L. Cohen and Harold J. Levy each reported shared voting and dispositive power with respect to 5,414,247 shares of Common Stock. Mr. Levy also reported sole voting and dispositive power with respect to an additional 166,535 shares of Common Stock. Iridian is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and its principal business is managing a number of accounts containing securities over which Iridian has voting and dispositive power. Each of Messrs. Cohen and Levy has a controlling interest in Iridian, and serves as Co-Chief Executive Officer and Co-Chief Investment Officer of Iridian. Mr. Levy resigned from our Board of Directors in August 2011.

(14)	Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 9, 2012 by BlackRock Inc.

(15)

Information concerning stock ownership was obtained from Amendment No. 3 to the Schedule 13G filed with the SEC on February 14, 2012 (the “Citi 13G”). Citigroup Inc. reported shared voting and dispositive power with respect to all 3,782,236 shares of Common Stock. Citigroup Global Markets Inc. reported shared voting and dispositive power with respect to 3,782,013 of such shares of Common Stock. Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. each reported shared voting and dispositive power with respect to 3,782,107 of such shares of Common Stock. Based on the Citi 13G, we believe that all shares of Common Stock reported as beneficially owned are shares of Common Stock issuable upon conversion of 4% Convertible Senior Notes due 2013.

(16)

Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2012 (the “Highbridge 13G”). Highbridge International LLC, Highbridge Capital Management, LLC and

Glenn Dubin reported shared voting and dispositive power with respect to all 2,293,193 shares of Common Stock. STAR L.P. reported that it no longer beneficially owns any shares of Common Stock. Based on the Highbridge 13G, we believe that all shares of Common Stock reported as beneficially owned are shares of Common Stock issuable upon conversion of 4% Convertible Senior Notes due 2013.

(17)

Includes (i) 525,350 shares subject to options which were exercisable as of March 15, 2012 or which will become exercisable within 60 days after March 15, 2012 and (ii) 4,758 restricted stock units which shall vest within 60 days after March 15, 2012.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, has approved the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of KPMG LLP are expected to be present at the 2012 Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to appropriate questions from stockholders.

Pre-Approval Policies and Procedures

The Finance and Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Finance and Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Finance and Audit Committee has delegated authority to the Chair of the Committee to approve any services not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Finance and Audit Committee at the next scheduled meeting following such approval.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2011 and 2010:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit Fees(1)	$506,850	$594,030
Audit-Related Fees	—	—
All Other Fees(2)	$1,650	—
Total Fees	$508,500	$594,030

(1)

Includes services relating to the audit of the Company’s annual consolidated financial statements, review of quarterly financial statements, issuance of consents, review of documents filed with the SEC, accounting consultations, and the audit of management effectiveness of internal controls over financial reporting.

(2)	Consists of subscription fees for an online accounting research tool.

The Finance and Audit Committee has considered whether the provision of services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and concluded that KPMG LLP is “independent.”

Recommendation

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2 on the proxy card).

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Enzon Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2012 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

The Company urges you to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the executive officers in 2011 whose compensation is disclosed in this proxy statement. We have designed our executive compensation structure to enhance the Company’s performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company. In particular, our executive compensation program is based on the following principles:

•	pay for the achievement of business and strategic objectives as well as individual strategic, management and development goals;

•	pay competitively, with compensation set at levels that will attract and retain key employees; and

•	align the compensation of executive officers with the interests of stockholders through equity.

The vote regarding the compensation of our named executive officers described in this Proposal No. 3, referred to as a “say-on-pay advisory vote”, is advisory, and is therefore not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (Proposal No. 3 on the proxy card).

ANNUAL REPORT TO STOCKHOLDERS

We will provide to each stockholders, without charge and upon written request, a copy of our 2011 Annual Report to Stockholders. Any such written request should be directed to our Corporate Secretary, Enzon Pharmaceuticals, Inc., at 20 Kingsbridge Road, Piscataway, New Jersey 08854.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Enzon Pharmaceuticals, Inc., at 20 Kingsbridge Road, Piscataway, New Jersey 08854, and must be received by December 7, 2012. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by February 4, 2013. The Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than February 4, 2013 and not earlier than January 5, 2013.

OTHER MATTERS

The Board of Directors is not aware of any other matters that are to be presented for action at the 2012 Annual Meeting. However, if any other matters properly come before the 2012 Annual Meeting, your shares of Common Stock will be voted in accordance with the discretion of the designated proxy holders (who are identified on the enclosed proxy card).

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,
Andrew Rackear Corporate Secretary

Piscataway, New Jersey
April 6, 2012

VOTE BY INTERNET QUICK ««« EASY ««« IMMEDIATE

ENZON PHARMACEUTICALS, INC.

As a stockholder of Enzon Pharmaceuticals, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m, Eastern Time, on May 15, 2012.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL	Please mark your votes like this	☒

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2012 ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2 AND 3.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENZON PHARMACEUTICALS, INC.
1.	To elect seven (7) members to the Board of Directors, each to serve for a one-year term
The Board of Directors recommends a vote FOR all Nominees:

	For	Against	Abstain
1. Alexander J. Denner	☐	☐	☐
2. Richard C. Mulligan	☐	☐	☐
3. Thomas F. Deuel	☐	☐	☐
4. George W. Hebard III	☐	☐	☐
5. Robert LeBuhn	☐	☐	☐
6. Robert C. Salisbury	☐	☐	☐
7. Richard A. Young	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.

Vote On Independent Registered Public Accounting Firm
		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	☐	☐	☐

Advisory Say-on-Pay Vote
		For	Against	Abstain
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers	☐	☐	☐

4.	Such other matters as may properly come before the 2012 annual meeting or any adjournment or postponement thereof.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

☐	For address changes/comments, please check this box and write them below, to the left, where indicated.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________________________________Signature __________________________________________ Date __________, 2012.
This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as communtiy property, both should sign.

Important Notice Regarding the Availability of Proxy Materials for
the 2012 Annual Meeting of Stockholders to be held on May 16, 2012

Our Proxy Statement and 2011 Annual Report to Stockholders
are available online at:
http://www.cstproxy.com/enzon/2012

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY CARD	ENZON PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Wednesday, May 16, 2012

          The undersigned hereby appoints Ana I. Stancic and Andrew Rackear, and each of them, as proxies, with full power of substitution in each of them, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) to be held on Wednesday, May 16, 2012 at 11:00 a.m., local time, or any adjournment(s), postponement(s), or other delay(s) thereof (the “2012 Annual Meeting”), all shares of common stock of the Company to which the undersigned is entitled to vote at the 2012 Annual Meeting.

          The undersigned, if a participant in the Enzon Pharmaceuticals Savings and Investment Plan, directs Bank of America, N.A, as trustee of the Enzon Pharmaceuticals Savings and Investment Plan, to vote all shares of common stock of the Company allocated to his or her account, as designated on the reverse side, at the 2012 Annual Meeting.

          If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the nominees to the Board of Directors listed in Proposal No. 1 and “FOR” Proposals Nos. 2 and 3. If you are a participant in the Enzon Pharmaceuticals Savings and Investment Plan and you sign and return the enclosed proxy card but do not indicate your vote, the shares in your plan account that are represented by the proxy card will be voted “FOR” each of the nominees to the Board of Directors listed in Proposal No. 1 and “FOR” Proposals Nos. 2 and 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)